UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 4, 2019

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	0001-36033	Not Applicable
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share $0.00001 Par Value	TBPH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2019, Theravance Biopharma, Inc. (the “Company”) announced the appointment of Andrew Hindman as Senior Vice President and Chief Financial Officer.

Mr. Hindman, age 46, has held several senior executive level positions in the biopharmaceutical industry, most recently as Chief Business Officer of Acorda Therapeutics since March 2018 and prior to that role he served as Chief Business Development Officer from May 2014 to March 2018. Before joining Acorda, from April 2011 to January 2014, Mr. Hindman served as President, Chief Executive Officer and member of the board of Tobira Therapeutics, a privately-held biotechnology company that was acquired by Allergan in 2016. Prior thereto, Mr. Hindman held senior corporate development and commercial operating positions, including from 2010 to 2011 at Nodality, Inc., from 2008 to 2010 at Onyx Pharmaceuticals, Inc., and from 1998 to 2008 at Gilead Sciences, Inc.

Mr. Hindman holds a B.S. in MB&B (molecular biology and biochemistry) and economics from Wesleyan University, and an executive M.B.A. from Columbia University and the University of California, Berkeley, Haas School of Business.

In connection with his appointment, the Company and Mr. Hindman entered into an offer letter, pursuant to which Mr. Hindman’s initial annual base salary will be $540,000. Mr. Hindman will also be eligible for an employment bonus of $175,000 (which must be repaid if he is not employed by the Company in two years) and to receive an annual discretionary bonus of up to 50% of his base salary.

Pursuant to his offer letter and subject to the approval of the Company’s Board of Directors or Compensation Committee, Mr. Hindman will be granted an option to purchase 260,000 ordinary shares of the Company, 25% of which will vest on the first anniversary of the grant date and the balance will vest over an additional 36 months.

Pursuant to his offer letter and subject to the approval of the Company’s Board of Directors or Compensation Committee, Mr. Hindman will also be granted a restricted share unit (RSU) award for 50,000 ordinary shares of the Company. The RSU award will vest as follows: 25% of the RSUs will vest on the first Company Vesting Date after the first anniversary of the grant date; 25% of the shares will vest on the first Company Vesting Date after the second anniversary of the grant date; 25% of the shares will vest on the first Company Vesting Date after the third anniversary of the grant date; and 25% of the shares will vest on the first Company Vesting Date after the fourth anniversary of the grant date. A “Company Vesting Date” means February 20, May 20, August 20 or November 20.

In addition, pursuant to his offer letter and subject to the approval of the Company’s Board of Directors or Compensation Committee, Mr. Hindman will be granted an RSU for 60,000 ordinary shares of the Company that vest based on the achievement of certain performance milestones as further described in the offer letter. Further, Mr. Hindman will be eligible to receive an annual equity “replenishment” grant expected to consist of an RSU award for up to 65,000 ordinary shares at the time the Company conducts its annual performance and corporate reviews.

Each of the foregoing equity awards will be subject to continuous service at each applicable vesting date and the terms and conditions of the Company’s Employee Equity Incentive Plan and applicable grant agreements.

There are no family relationships between Mr. Hindman and any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: June 4, 2019	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Executive Vice President, General Counsel and Secretary

3